Exhibit 21.1

QEP Resources, Inc.
Subsidiaries of the Company

Name	State of Organization
QEP Energy Company (1)	Texas
QEP Field Services Company (1)	Delaware
QEP Marketing Company (1)	Utah
Uintah Basin Field Services, LLC (5)	Delaware
Rendezvous Gas Services, LLC (3)	Wyoming
Three Rivers Gathering, LLC (4)	Delaware
Rendezvous Pipeline Company, LLC (8)	Colorado
Perry Land Management Company, LLC (2)	Oklahoma
Roden Participants, LTD (7)	Texas
Clear Creek Storage Company, LLC (6)	Utah
Wyoming Peak Land Company, LLC (12)	Wyoming
QEP Midstream Partners GP, LLC (2)	Delaware
QEP Midstream Partners, LP (9)	Delaware
QEP Midstream Partners Operating, LLC (10)	Delaware
QEP Gathering I, LLC (11)	Delaware
 ____________________________

(1) 100% owned by QEP Resources, Inc.
(2) 100% owned by QEP Field Services Company
(3) 78% owned by QEPM Gathering I, LLC
(4) 50% owned by QEP Midstream Partners Operating, LLC
(5) 38% owned by QEP Field Services Company
(6) 100% owned by QEP Marketing Company
(7) 14% owned by QEP Energy Company
(8) 100% owned by QEPM Gathering I, LLC
(9) 55.8% owned by QEP Field Services Company and 2% owned by QEP Midstream Partners GP, LLC
(10) 100% owned by QEP Midstream Partners, LP
(11) 100% owned by QEP Midstream Partners Operating, LLC
(12) 100% owned by QEP Energy Company